                                   RESTATED

                                   BY-LAWS

                                      OF

                          KIMBALL INTERNATIONAL, INC.

             (reflecting all amendments through October 24, 1995)

ARTICLE I:  LOCATION OF OFFICES

     Section 1 - Principal Office: The principal office of the corporation shall be at 1600 Royal Street, Jasper, Indiana.

     Section 2 - Other Offices: The corporation may have and maintain such other offices as the Board of Directors may deem expedient.

ARTICLE II:  CORPORATE SEAL

     Section 1 - The corporation shall have a corporate seal which shall be as follows: A circular disc, on the outer margin of which shall appear the corporate name and State of Incorporation, with the words "Corporate Seal" through the center, so mounted that it may be used to impress these words in raised letters upon paper.

ARTICLE III:  FISCAL YEAR

     Section 1 - The fiscal year of the corporation shall begin with the first day of July and terminate on the thirtieth day of June of each year.

ARTICLE IV:  STOCKHOLDERS' MEETINGS

     Section 1 - Place of Meetings: All meetings of the stockholders shall be held at the principal office of the corporation except such meetings as the Board of Directors by resolution determine shall be held elsewhere, in which case meetings may be held upon notice as hereinafter provided at such place or places within or without the State of Indiana as said Board of Directors may determine.

     Section 2 - Annual Meeting: The annual meeting of the stockholders shall be held at 10:00 o'clock A.M. on the 2nd Tuesday of October in each year or on such other date as may be fixed by the Board of Directors, provided such annual meeting shall be held in any event within five (5) months after the close of each fiscal year of the corporation, for the purpose of electing directors and for the transaction of such other business as may regularly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.




                                                                    Exhibit 3(b)

     Section 3 - Special Meetings: Special meetings of the stockholders may be called by the Board of Directors, by the President, by the Secretary under the written direction of a majority of the directors, or by the stockholders holding not less than one-fourth of all of the shares of capital stock outstanding and entitled to vote.

     Section 4 - Notices: A written or printed notice stating the place, day and hour of either annual or special meetings and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the officers or persons calling the meeting to each holder of the capital stock of the corporation at the time entitled to vote at such address as appears upon the records of the corporation at least ten days before the date of the meeting. Notice of any stockholders' meeting may be waived in writing by any stockholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof. No notice of the holding of an adjourned meeting shall be necessary. Each stockholder who has in the manner above provided waived notice of a stockholders' meeting or who is represented thereat by a proxy complying with the requirements above set forth shall be conclusively presumed to have been given due notice of such meeting.

     Section 5 - Quorum: At any meeting of stockholders, a majority of the shares of the capital stock outstanding and entitled by the Articles of Incorporation to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business but a less number may convene and adjourn.

     Section 6 - Voting: Stockholders entitled by the Articles of Incorporation shall be entitled to vote at all meetings in person or by proxy. At all meetings, each share of stock entitled to vote by the Articles of Incorporation shall be entitled to one vote on all questions, and a majority of the votes of such stock cast at any such meeting shall be sufficient for the adoption or rejection of any question presented unless otherwise provided by law or by the Articles of Incorporation of the corporation.

     No share shall be voted at any meeting:

     (1)  Upon which an installment is due and unpaid; or

     (2)  Which belongs to the corporation.

     For the purpose of determining stockholders entitled to vote at any meeting of the stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, only those stockholders who are stockholders of record on the record date fixed by the Board of Directors or as provided in Article XI, Section 2 hereof, shall be entitled to vote. Any stockholder acquiring title to shares of stock after said record date


                                                                   Exhibit 3(b)
     shall, upon written request to the stockholder of record, be entitled to receive from such stockholder a proxy with power of substitution to vote such stock.

     Shares standing in the name of a corporation may be voted by such officers, agent or proxy as the Board of Directors of such corporation may appoint. Shares held by fiduciaries may be voted by the fiduciaries in such manner as the instrument or order appointing such fiduciaries may direct. In the absence of any such direction or the inability of the fiduciaries to act in accordance therewith, shares held jointly by three (3) or more fiduciaries shall be voted in accordance with the will of the majority and, where the fiduciaries or a majority of them cannot agree or where they are equally divided upon the questions of voting such shares, any Court of general equity jurisdiction may, upon petition filed by any of such fiduciaries or by any party in interest, direct the voting of such shares as it may deem for the best interest of the beneficiaries, and such shares shall be voted in accordance with such direction. Shares that are pledged may, unless otherwise provided in the agreement of pledge, be voted by the stockholder pledging the same until the shares have been transferred to the pledgee on the books of the corporation, and, thereafter, they may be voted by the pledgee.

     Section 7 - Voting Lists: The officer or agent having charge of the stock transfer book shall make, at least five (5) days before each election of directors, a complete list of the stockholders arranged in alphabetical order with the address and number of shares held by each, which list shall be on file at the principal office of the corporation and subject to inspection by any stockholder. Such list shall be produced and kept open at the time and place of election and subject to the inspection of any stockholder during the holding of such election. The original stock register or transfer book, or a duplicate thereof kept in the State of Indiana, shall be the only evidence as to who are the stockholders entitled to examine such list or the stock ledger or transfer book or to vote at any meeting of the stockholders.

ARTICLE V:  DIRECTORS

     Section 1 - Number: The Board of Directors of this corporation shall consist of eleven (11) members, ten of whom shall be elected by holders of Class A Common Stock, voting as a class, and one of whom shall be elected by holders of Class B Common Stock, voting as a class.

     Section 2 - Election: Directors shall be elected annually at the annual meeting of stockholders; provided that, in the event of failure to hold such meeting or to hold such election thereat, they may be elected at any special meeting of stockholders called for that purpose. At such election, the President may appoint inspectors or judges who shall report to the meeting upon the validity of all proxies received and count the votes cast and make a report thereof to the stockholders' meeting, and, in the absence of any such appointments, the Secretary of the corporation shall report to the meeting upon the validity of all proxies received, count the votes cast and make a report thereof at the stockholders' meeting.

                                                                   Exhibit 3(b)

     Section 3 - Term Of Office: The directors shall hold office from the date of their election until the next succeeding annual meeting or until their successors are elected and shall qualify.

     Section 4 - Vacancies: Any vacancy, or vacancies, in the Board of Directors, arising from any cause, shall be filled by a majority vote of the remaining members of the Board until the next annual meeting of the stockholders.

     Section 5 - Fees: Each director of the corporation shall receive an annual salary in an amount, plus a sum for each of the six (6) regular meetings of the Board, all as fixed and determined from time to time by the Board of Directors and in addition thereto, reimbursement for expenses incurred by each member of the Board in attending each regular, special or adjourned meeting of the Board which has been called, whether or not a quorum is present.

ARTICLE VI:  DIRECTORS' MEETINGS

     Section 1 - Regular Meetings: Regular meetings of the Board of Directors shall be held at the principal office of the corporation on the second Tuesday in the months of February, April, June, August, October and December of each year at 10:00 o'clock A.M., or on such other day of the month, time of the day or place, within or without the State, as the Board of Directors may designate.

     Section 2 - Special Meetings: Special meetings of the Board of Directors may be held at any time at the principal office of the corporation or elsewhere within or without the State, as shall be specified in the notice of such meeting.

     The Secretary shall call a special meeting whenever and wherever so requested by the Chairman of the Board, the President, or the Chief Executive Officer or by three (3) directors.

     Section 3 - Organization Meeting: Immediately following the meeting of the stockholders at which the directors are elected, the Board of Directors shall meet and organize, and they may also transact such other business as may be presented.

     Section 4 - Notice: No notice shall be required for a regular meeting of the Board of Directors. No notice shall be required for an "organization meeting", if held on the same day as the stockholders' meeting at which the directors were elected. No notice of the holding of an adjourned meeting shall be necessary. A reasonable notice of special meetings, in writing or otherwise, shall be given to each director or sent to his residence or place of business. Notice of a special meeting shall specify the time and place of holding the meeting and, unless otherwise stated, any and all business may be transacted at such special meeting.

     Notice of any meeting may be waived in writing.

                                                                   Exhibit 3(b)

     Section 5 - Quorum: At all meetings of the Board of Directors, a majority of the whole Board shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies but a lesser number may convene and adjourn.

     Section 6 - Voting: All questions coming before any meeting of the Board of Directors for action shall be decided by a majority vote of the directors present at said meeting unless otherwise provided by law or by these By-laws.

ARTICLE VII:  EXECUTIVE COMMITTEE

     Section 1 - Number, Qualifications, Appointment: The Board of Directors may appoint not less than two (2) directors who, together with the Chairman, the President, and the Chief Executive Officer, shall constitute the Executive Committee of the corporation. The Chief Executive Officer shall serve as chairman of said committee.

     Section 2 - Powers and Duties: - The Executive Committee shall advise with and aid the officers of the corporation in all matters concerning its interests and the management of its business, and, when the Board of Directors is not in session, the Executive Committee shall have and may exercise all of the powers of the Board of Directors with reference to the conduct of the business of the corporation.

     Section 3 - Term of Office: The members of the Executive Committee shall hold office from the date of their appointment until the next succeeding organization meeting of the directors, provided that the Board of Directors shall at all times have the power to remove any member of the Executive Committee.

     Section 4 - Vacancies: Any vacancy, or vacancies, in the Executive Committee, arising from any cause, shall be filled by a majority vote of the remaining members of the Board until the next annual or special meeting of the shareholders.

     Section 5 - Fees: Members of the Executive Committee, as such, shall not receive any stated salary for their services, but expenses, if any, of attendance and a fee in such an amount as may be determined by the Board of Directors from time to time shall be paid for attendance at each such Executive Committee meeting.

     Section 6 - Meetings: The Executive Committee shall meet at such times and places as the Chairman of the Board or the Chief Executive Officer may designate, provided that reasonable notice of such meeting shall be given to each member of the committee. A majority of the Executive Committee shall constitute a quorum for the transaction of all business.

                                                                    Exhibit 3(b)

ARTICLE VIII:  AUDIT COMMITTEE

     The Board of Directors shall appoint an Audit Committee consisting of three
     (3) members of the Board of Directors of which at least two shall not be officers of the corporation as defined in Article IX of these By-laws. The third member of the Audit Committee may be an officer of the corporation who is a member of the Board of Directors who is not either the Chairman of the Board of Directors, the President, or the Chief Executive Officer. The committee shall have such responsibilities and powers appropriate to the nature of said committee including review of the annual audit prepared by the independent auditors appointed by the Board of Directors with respect to the corporation within the scope and area of responsibility of said committee.

ARTICLE IX:  OFFICERS

     Section 1 - Titles: The officers of the corporation shall consist of the Chairman of the Board of Directors, the President, the Chief Executive Officer, an Assistant to the Chief Executive Officer, a Chief Financial Officer, a Chief Administrative Officer, an Assistant to the Chief Administrative Officer, one or more Chief Operations Officer(s), a Secretary, a Treasurer, and a Chief Accounting Officer. The Board of Directors may elect, at the request of the Chairman of the Board, the President, or the Chief Executive Officer, one or more Senior Executive Vice Presidents, Executive Vice Presidents, or Vice Presidents, and one or more Assistants to the officers of the corporation.

     Section 2 - Qualifications of the Chairman of the Board, President, and Chief Executive Officer. The Chairman of the Board of Directors, the President, and the Chief Executive Officer shall be chosen from among the members of the Board of Directors.

     Section 3 - Election of Officers: The officers elected by the Board of Directors shall be elected annually at the organization meeting of the Board, provided that any officers not so elected at such meeting may be elected subsequently at any regular or special meeting of the Board.

     Section 4 - Term of Office: All officers shall serve at the pleasure of the Board and shall hold office from the date of their election until the next succeeding annual organization meeting of the Board of Directors or until their successors are elected and shall qualify.

     Section 5 - Vacancies: Any vacancy or vacancies among the officers, arising from any cause, shall be filled by the Board of Directors.

     Section 6 - Combining Offices: Any two or more offices may be held by the same person except that the duties of President and Secretary shall not be performed by the same person.

                                                                   Exhibit 3(b)

ARTICLE X:  POWER AND DUTIES OF DIRECTORS AND OFFICERS

     Section 1 - Directors: The business and affairs of the corporation shall be managed by a Board of Directors except where specifically excepted by law and these By-laws.

     Section 2 - Executive Committee: In the interim between meetings of the Board of Directors, the Executive Committee shall have and exercise all the powers and authority of the Board of Directors, provided that no action of the committee shall conflict with action had or taken by the Board of Directors.

     Section 3 - Chairman of the Board: The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have general control and management of the business of the corporation. In general, he shall perform all duties incident to the office of Chairman of the Board and such other duties as may be assigned to him from time to time by the Board of Directors.

     Section 4 - President: In the absence of both the Chairman and the Chief Executive Officer, the President shall have the general control and management of the business and affairs of the corporation. In the absence of the Chairman of the Board and the Chief Executive Officer, he shall preside at meetings of the Board of Directors, the Executive Committee, and shareholders. As the President, he shall perform all duties incident to the office of the President and such other duties as may be assigned to him from time to time by the Board of Directors.

     Section 5 - Chief Executive Officer: The Chief Executive Officer shall have day-to-day control and management of business and affairs of the corporation subject to the control of the Board of Directors. He shall preside at all meetings of shareholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. The Chief Executive Officer shall have specific charge and supervision of all subordinate officers and all employees of the corporation and may delegate or assign to such officers and employees such of his duties and responsibilities as he may elect which are not specifically prescribed by the By-laws or resolutions of the Board of Directors. As the Chief Executive Officer, he shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be assigned to him from time to time by the Board of Directors.

     Section 6 - Assistant to the Chief Executive Officer: The Assistant to the Chief Executive Officer shall perform such duties incident to the office of Assistant to the Chief Executive Officer and such other duties as may be assigned to him from time to time by the Board of Directors.

     Section 7 - Chief Financial Officer: The Chief Financial Officer shall be responsible for all financial matters of the corporation.

                                                                   Exhibit 3(b)

     Section 8 - Chief Operations Officer(s): The Chief Operations Officer(s) shall be responsible for all manufacturing and production of the corporation.

     Section 9 - Chief Administrative Officer: The Chief Administrative Officer shall be responsible for all administrative functions of the corporation affecting the corporation as a whole.

     Section 10 - Assistant to the Chief Administrative Officer: The Assistant to the Chief Administrative Officer shall perform such duties incident to the Assistant to the Chief Administrative Officer and such other duties as may be assigned to him from time to time by the Board of Directors.

     Section 11 - Vice Presidents: The Senior Executive, or other Vice Presidents shall perform such duties as may be respectively assigned to them from time to time by the Board of Directors, the Executive Committee, or the Chief Executive Officer. The Board of Directors or Executive Committee may designate one or more of the Vice Presidents as Senior Executive Vice Presidents or Executive Vice Presidents.

     Section 12 - Secretary: Subject to the Board of Directors, the Executive Committee, the Chairman of the Board, the President, and the Chief Executive Officer, the Secretary shall have the custody of the corporate seal and records of the corporation and charge of all the records of the corporation. He shall act as Secretary at meetings of the stockholders, directors and the Executive Committee and enter the minutes of such meetings in a book provided for that purpose and shall attend to publishing, giving and serving all official notices of the corporation. He shall perform such other duties as may be assigned to him.

     Section 13 - Assistant Secretaries: In the absence or disability of the Secretary, the Assistant Secretaries shall act with all the powers of the Secretary. They shall perform such other duties as may be assigned to them.

     Section 14 - Treasurer: Subject to the Board of Directors and the Executive Committee, the Treasurer shall have the custody of all negotiable instruments and securities of the corporation and shall have responsibility for all collections and disbursements of corporate funds. He may endorse all commercial documents requiring endorsement for or on behalf of the corporation. He shall perform other duties as may be assigned to him by the Board of Directors.

     Section 15 - Assistant Treasurers: In the absence or disability of the Treasurer, the Assistant Treasurers shall act with all the powers of the Treasurer. They shall perform such other duties as may be assigned to them.

     Section 16 - Chief Accounting Officer: Subject to the Board of Directors, the Executive Committee, the Chairman of the Board, the President, and the Chief Executive Officer, the Chief Accounting Officer shall have general supervision of the accounting of the corporation. He shall perform such other duties as may be assigned to him.
                                                                   Exhibit 3(b)

ARTICLE XI:  STOCK

     Section 1 - Stock Certificates: Each stockholder shall be entitled to a certificate signed by the President or a Vice President and the Secretary or an Assistant Secretary of the corporation and sealed with the corporate seal of the corporation, certifying to the number of shares owned by him in the corporation. Where such certificate is also signed by a transfer agent and a registrar, the signatures of any such President, Vice President, Secretary or Assistant Secretary and the seal of the corporation may be facsimiles. In case any officer or officers who shall have signed or whose facsimile signature shall have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may, nevertheless, be issued and delivered by the corporation with the same effect as if such officer or officers had not ceased to be such at the date of its issue.

     Section 2 - Transfer of Shares: Stock shall be transferable on the stock transfer books of the corporation in person or by an attorney duly authorized and upon surrender and cancellation of the old certificates therefor.

     The Board of Directors of the corporation may close its stock transfer books for a period of time up to the maximum period of time permitted by rules and regulations of the Securities and Exchange Commission and the Indiana Business Corporation Law preceding the date of any meeting of stockholders or the date for the payment of any dividend, provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date pursuant to any applicable rules and regulations of the Securities and Exchange Commission (which, as to stockholders' meetings, shall be a date not more than seventy (70) days prior to the meeting), as the record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after such record date fixed as aforesaid. If the stock transfer books are not closed, and no record date is fixed by the Board of Directors, no shares shall be voted at any meeting which shall have been transferred on the books of the corporation within ten (10) days next preceding the date of such meeting.

     Section 3 - Replacing Certificates: In case of the loss or destruction of any certificate of stock and the submission of proper proof thereof by the owner, a new certificate may be issued in lieu thereof under such regulations and restrictions as the Board of Directors may prescribe.


                                                                   Exhibit 3(b)

ARTICLE XII:  AUTHORIZED SIGNATURES

     Section 1 - The Chairman of the Board, the President, the Chief Executive Officer, and the Assistant to the Chief Executive Officer are authorized to sign any check, draft or negotiable instrument on behalf of and in the name of the corporation or to initiate electronic funds transfers without any countersignature or counterauthorization of any other officer or employee of the corporation. The Board of Directors may authorize the use of facsimile signatures for certain types of accounts maintained by the corporation or with respect to checks or drafts which are less than a designated amount. As to all other officers or employees of the corporation, all checks, drafts, other negotiable instruments and electronic funds transfers shall be made in the name of the corporation and signed or authorized by one of the said officers or by such other employee of the corporation and shall be countersigned or counterauthorized by such other officer or by such other employee of the corporation provided that the same officer or employee shall not sign and countersign or counterauthorize the same instrument or transfer. The Chairman of the Board, the President, or the Chief Executive Officer are authorized and empowered to designate in writing both officer and non-officer employees of this corporation who shall be empowered to sign or countersign checks, drafts, and negotiable instruments for and on behalf of the corporation, and any such written designation shall have the same force and binding legal effect on the corporation as a resolution of the Board of Directors so empowering such officer or non-officer employees. Any such written designation may be revoked at any time by the Chairman of the Board, the President, or the Chief Executive Officer, and, in their absence or unavailability, any member of the Executive Committee of the Board of Directors may revoke such written designation.

ARTICLE XIII:  FIDELITY BONDS

     Section 1 - The officers and employees of the corporation shall, in the discretion of the Chief Executive Officer, give bonds for the faithful discharge of their respective duties, in such form and such amounts as may be directed by the Chief Executive Officer.

ARTICLE XIV:  INDEMNIFICATION

Section 1 - Every person (and the heirs, executors and administrators of such person) who is or was a director or officer of this corporation or of any subsidiary of this corporation or who, at the request of the Board of Directors of this corporation, served in any position or capacity or on any committee for this corporation or for or in any other corporation, partnership, association, trust, foundation, not-for-profit corporation, employee benefit plan or other organization or entity, shall be indemnified by the corporation against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding in which either (i) such person is wholly successful, thereby entitling such person to Mandatory Indemnification, or (ii) such person is not wholly successful but it is nevertheless determined, pursuant to the procedures set forth below in Section 2

                                                                   Exhibit 3(b)
of this Article XIV of these By-laws, that such person acted in good faith and that such person reasonably believed that (a) in the case of conduct in his official capacity, his conduct was in the corporation's best interests, or (b) in all other cases, his conduct was at least not opposed to the best interests of such corporation, entity or organization, and, in addition with respect to any criminal action or proceeding, either had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, thereby entitling such person to Permissive Indemnification. A person shall be considered to have been serving an employee benefit plan at the request of the corporation if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The terms "claim", "action", "suit" or "proceeding" shall mean and include any threatened, pending or completed claim, action, suit or proceeding (whether brought by or in the right of the corporation of any other corporation or otherwise), and all appeals thereof, whether civil, criminal, administrative or investigative, formal or informal, in which any person described in the first sentence of this section may become involved as a party or otherwise:

(a) by reason of his being or having been a director or officer of the corporation, or of any subsidiary corporation of the corporation, or of any other corporation where he served as such at the request of the corporation, or

(b) by reason of his acting or having acted in any position or capacity or on any committee for this corporation or any subsidiary corporation of this corporation, or in any position or capacity in or for a partnership, association, trust, foundation, not-for-profit corporation, employee benefit plan or other organization or entity where he served as such at the request of the corporation, or

(c) by reason of any action taken or not taken by him in any such capacity, whether or not he continues in such capacity at the time such liability or expense shall have been incurred.

The terms "liability" and "expenses" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgements, fines or penalties against, and amounts paid in settlement by or on behalf of, a person, and excise taxes assessed with respect to an employee benefit plan, but shall not in any event include any liability or expenses on account of profits realized by him in the purchase or sale of securities of the corporation. The term "wholly successful" shall mean (a) termination of any action, suit or proceeding against the person in question without any finding of liability or guilt against him,
(b) the expiration of a reasonable period of time after the making of any claim or threat of an action, suit or proceeding without the institution of the same, without any payment or promise made to induce a settlement, or (c) approval by a court, with knowledge of the indemnity herein provided, of a settlement of any claim, action, suit or proceeding. The termination of any claim, action, suit or proceeding by judgment, order, settlement (whether with or without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not by itself create a presumption that a person did not meet

                                                                   Exhibit 3(b)
the standards of conduct for Permissive Indemnification. The actions of a person with respect to an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 shall be deemed to have been taken in what the person reasonably believed to be the best interests of the corporation if the person reasonably believed he was acting in conformity with the requirements of such Act or he reasonably believed his actions to be in the interests of the participants in or beneficiaries of the plan.

Section 2 - With regard to Permissive Indemnification, the determination that a person acted in good faith and that such person reasonably believed that (a) in the case of conduct in his official capacity, his conduct was in the corporation's best interests, or (b) in all other cases, his conduct was at least not opposed to the best interests of the corporation, and, in addition, with respect to any criminal action or proceeding, either had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful with regard to a specific claim, action, suit or proceeding in or as to which such person is not wholly successful shall be made by or for the Board of Directors of the corporation in the manner herinafter described. Any requests for such indemnification must first be proposed to the Board of Directors of the corporation, and a motion for such indemnification may be made by any director of the corporation, including a director who is seeking such indemnification for himself. If a quorum of directors eligible to decide the matter exists within the limitations and requirements of I.C. 23-1-37-12 (b)
(1), such directors may either (i) decide the question themselves; (ii) refer the matter to Special Legal Counsel for decision pursuant to I.C. 23-1-37-12 (b)
(3) (A); or (iii) decline to take any action to either decide the question of such indemnification or refer the matter for decision to Special Legal Counsel. If there does not exist a quorum of directors eligible to decide the matter within the limitations and requirements of I.C. 23-1-37-12 (b) (1), a majority of the entire Board of Directors may either (i) refer the matter to a committee of two or more directors who are eligible to vote thereon pursuant to I.C. 23-1-37-12 (b) (2) who may either decide the matter themselves or refer the matter to Special Legal Counsel for decision pursuant to I.C. 23-1-37-12 (b) (3)
(A); (ii) if such a committee cannot be appointed, refer the matter to Special Legal Counsel pursuant to the procedures described in I.C. 23-1-37-12 (b) (3)
(B); or (iii) decline to take any action to refer the matter of such indemnification to a committee or to Special Legal Counsel. Any decision on the question of entitlement to such Permissive Indemnification by a majority of a quorum of the Board of Directors eligible to vote pursuant to I.C. 23-1-37-12
(b) (1); by a special committee of eligible directors pursuant to I.C. 23-1-37-12 (b) (2); or by Special Legal Counsel duly appointed pursuant to the provisions of I.C. 23-1-37-12 (b) (3), shall be in the sole and absolute discretion of such person or persons who are to make such determination. If it is determined and decided that such Permissive Indemnification should be given in a specific situation, the authorization for such indemnification and a determination of the amount thereof shall be made in accordance with the procedures and requirements of I. C. 23-1-37-12 (c). For purposes of this
Section 2, Permissive Indemnification shall be deemed to have been denied (i) if a majority of any group of persons who are to decide the question do not vote in favor of the proposed indemnification; (ii) if the Board of Directors or any committee thereof declines to take any permitted action to either decide the

                                                                   Exhibit 3(b)
question, refer it to a committee, or refer it to Special Legal Counsel; (iii) if no decision is made by the person or persons who were to decide such question within a period of six (6) months after such indemnification was first proposed to the Board of Directors of the corporation; or (iv) to the extent that the dollar amount of any indemnification to be made by the corporation is less than the total dollar amount of indemnification proposed or requested to be made. If proposed Permissive Indemnification is denied, the question may not be reconsidered at any subsequent time by the corporation.

Section 3 - Expenses incurred with respect to any claim, action, suit or proceeding may be advanced by the corporation (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless he is entitled to indemnification under this Article of these By-laws.

Section 4 - The rights of mandatory and Permissive Indemnification provided in this Article of the By-laws shall be in addition to any rights to which any such person may otherwise be entitled by contract, as matter of law, or pursuant to I.C. 23-1-37. Any person claiming the right to indemnification pursuant to any provisions of these By-laws may at any time apply for indemnification to or seek review of any decision denying indemnification or determining the amount thereof by a court pursuant to I.C. 23-1-37-11. Persons who are not directors or officers of the corporation but who are directors or officers of any subsidiary may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

Section 5 - Irrespective of the provisions of this Article of the By-laws, the Board of Directors may, at any time or from time to time, approve indemnification of directors and officers or other persons to the full extent permitted by the provisions of the Indiana Business Corporation Law at the time in effect, whether on account of past or future transactions.

Section 6 - To the extent not inconsistent with Indiana law as in effect from time to time, the Board of Directors may, at any time or from time to time, approve the purchase and maintenance of insurance on behalf of any person described in the first sentence of Section 1 of this Article XIV against any liability asserted against him in his capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him under the provisions of this Article of the By-laws. In the event that any expense or liability otherwise subject to indemnification hereunder is covered entirely or in part by any insurance, the indemnification provided for by this Article of these By-laws shall only be available, if at all, as to any uninsured liability or expense or that portion which is in excess of the amount of all available insurance coverage. Under no circumstances shall any insurer or other person making payment under such an insurance policy or contract be subrogated to the rights of any person entitled to indemnification under this Article of these By-laws.

Section 7 - Any and all references contained in Article XIV of these By-laws to any provision, section, subsection or portion of the Indiana Code (I.C.) shall

                                                                   Exhibit 3(b)
mean the Indiana Code as the same existed on December 9, 1986, and no subsequent amendment, repeal, modification, change, or judicial invalidation of any provision of the Indiana Code subsequent to December 9, 1986, shall alter, modify, or otherwise affect these By-laws, and these By-laws shall be construed and interpreted under the statutory law of the State of Indiana as it existed as of the date of adoption of these By-laws.

Section 8 - The indemnification herein required or permitted by these amended indemnification By-laws shall be a contractual obligation, undertaking and commitment of the corporation as to any person who either continued to serve or commenced to serve, following the date of the adoption of these amended indemnification By-laws, as a director or officer of this corporation or any subsidiary of this corporation, or in any other position or capacity, at the request of this corporation or any subsidiary corporation, on any committee, partnership, association, trust, foundation, not-for-profit corporation, employee benefit, plan, or other organization or entity, and no subsequent amendment or repeal of these By-laws and no judicial decision invalidating the legislation authorizing the indemnification provided for by these By-laws or invalidating all or any part of these indemnification By-laws shall in any manner deny, diminish, limit, restrict, or qualify the indemnification herein provided for, for any such person who so continued to serve or commenced to serve with regard to any claim concerning any matter which occurred, which commenced to occur, or which continued to occur subsequent to the adoption of these amended indemnification By-laws and prior to any such amendment, repeal, or judicial invalidation.

ARTICLE XV:  REGULATION OF SHAREHOLDERS

     Section 1 - Election not to be governed by Chapter 42 (Control Share Acquisitions) of 1986 Indiana Business Corporation Law. This Corporation, having filed with the Indiana Secretary of State on August 18, 1986, its resolution electing to be governed by the Indiana Business Corporation Law, I.C. 23-1-18 through I.C. 23-1-54, effective September 15, 1986, now elects, pursuant to the provisions of I.C. 23-1-42-5, not to be governed by the provisions of Chapter 42 of the 1986 Indiana Business of Corporation Law (I.C. 23-1-42), the same being Section 26 of House Enrolled Act No. 1257 as enacted by the General Assembly of the State of Indiana at the Second Regular Session of the 104th General Assembly.

     Section 2 - Election not to be governed by Chapter 43 [Five-Year Freeze (Business Combinations) provisions] of the 1986 Indiana Business Corporation Law. This Corporation, having filed with the Indiana Secretary of State on August 18, 1986, its resolution electing to be governed by the Indiana Business Corporation Law, I.C. 23-1-18 through I.C. 23-1-54, effective September 15, 1986, now, within 30 days of the effective date of such new law and pursuant to the provisions of I.C. 23-1-43-22 (B), hereby expressly elects not to be governed by the provisions of Chapter 43 of the 1986 Indiana Business Corporation Law (I.C. 23-1-43), the same being
     Section 27 of House Enrolled Act No. 1257 as enacted by the General Assembly of the State of Indiana at the Second Regular Session of the 104th General Assembly.

                                                                   Exhibit 3(b)

ARTICLE XVI:  MISCELLANEOUS

     Section 1 - Depositories: The funds of the corporation shall be deposited in the name of the corporation with such depositories as may be designated by the Board of Directors.

ARTICLE XVII:  AMENDMENTS

     Section 1 - These By-laws may be altered, amended or repealed by a majority vote of the whole Board of Directors at any meeting, the notice of which includes notice of the proposed alteration, amendment or repeal.


                                                                    Exhibit 3(b)